EXHIBIT 24.1

POWER OF ATTORNEY

Each director and officer of Premier Financial Corp. (the Corporation), whose signature appears below hereby appoints Gary M. Small, Paul Nungester, and Shannon M. Kuhl, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the Annual Report) for the fiscal year ended December 31, 2023, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the execution and filing of the Annual Report and any amendment to the Annual Report, with full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, either manually or through the application of a digital or facsimile signature, in counterparts if necessary, effective as of February 1, 2023.

Signature	Title

/s/Gary M. Small	Chief Executive Officer, President and Director
Gary M. Small

/s/Paul Nungester	Executive Vice President and Chief
Paul Nungester	Financial Officer (principal accounting officer)

/s/Donald P. Hileman	Executive Chairman and Director
Donald P. Hileman

/s/Richard J. Schiraldi	Vice Chairman of the Board
Richard J. Schiraldi

/s/Marty E. Adams	Director
Marty E. Adams

/s/Zahid Afzal	Director
Zahid Afzal

/s/Louis M. Altman	Director
Louis M. Altman

/s/Terri A. Bettinger	Director
Terri A. Bettinger

/s/John L. Bookmyer	Director
John L. Bookmyer

/s/Lee Burdman	Director
Lee Burdman

/s/Jean A. Hubbard	Director
Jean A. Hubbard

/s/Nikki R. Lanier
Nikki R. Lanier	Director

/s/Charles D. Niehaus	Director
Charles D. Niehaus

/s/Mark A. Robison	Director
Mark A. Robison

/s/Samuel S. Strausbaugh	Director
Samuel S. Strausbaugh